EXHIBIT 23.1


                          Independent Auditors' Consent


The Board of Directors
Enzon Pharmaceuticals, Inc.


      We consent to the use of our report dated August 8, 2002, with respect to the consolidated balance sheets of Enzon Pharmaceuticals, Inc. and subsidiaries as of June 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2002, incorporated herein by reference.

                                          /s/ KPMG LLP



Short Hills, New Jersey
December 17, 2002